EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
     (As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)



In connection with the quarterly report of Chestatee Bancshares, Inc. (the "Company") on Form 10-QSB for the quarter ending March 31, 2007, as filed with the Securities Exchange Commission (the "Report"), we, J. Philip Hester, Sr., President and Chief Executive Officer, and Deborah F. McLeod, Chief Financial Officer, of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (i) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  April 27,  2007         BY: /s/ J. Philip Hester, Sr.
       ---------------             --------------------------------------------
                                   J. Philip Hester, Sr., President and C.E.O.
                                   (Principal Executive Officer)


Date:  April 27, 2007          BY: /s/ Deborah F. McLeod
       --------------              --------------------------------------------
                                   Deborah F. McLeod, C.F.O. and Treasurer
                                   (Principal Financial and Accounting Officer)


This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.